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                                                                EXHIBIT 10(j)(i)
                                   March 2, 2000



QMS, Inc.
One Magnum Pass
Mobile, Alabama  36618

     Re: Credit Agreement dated as of August 19, 1999 by and between QMS, Inc. (the "Company") and Harris Trust and Savings Bank

Gentlemen:

     We refer to that certain Credit Agreement dated as of August 19, 1999 currently in effect between you and us (the "Credit Agreement"). Terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

     The Company has informed us that the Company is in default of its obligations under (i) Section 8.7 of the Credit Agreement by reason of its failure through and including December 31, 1999, to maintain a Tangible Net Worth at not less than $6,500,000, and (ii) Section 8.9 of the Credit Agreement by reason of its failure as of December 31, 1999, to maintain a Fixed Charge Coverage Ratio of not less than .90 to 1.

     We hereby waive through and including (but not after) December 31, 1999, your compliance with Sections 8.7 and 8.9 of the Credit Agreement.

     This waiver is limited to the matter expressly stated herein. Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall stand and remain in full force and effect. This waiver shall be construed and determined in accordance with, and governed by, the laws of the State of Illinois.

                                   Very truly yours,

                                   HARRIS TRUST AND SAVINGS BANK



                                   By:  /s/ James Andricopulos, Jr.
                                        ---------------------------
                                        Its Vice President